UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2008

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2008, as part of its annual review of executive compensation and benefit plans, the Compensation Committee of the Board of Directors (the "Committee") of Exide Technologies (the "Company") took several actions, including those described below, regarding employee and named executive officer compensation.

Performance Unit Award

The Committee recommended to the Board, and the Board approved, a $950,000 Performance Unit Award to Gordon A. Ulsh, the Company’s Chief Executive Officer ("CEO"), under the Company’s 2004 Stock Incentive Plan (the "2004 Plan"). The Performance Unit Award is payable in cash to the CEO based on an Adjusted EBITDA target for the period beginning on May 15, 2008 and ending on March 31, 2010. Payment will only be made under the Performance Unit Award after conclusion of the performance period as follows: (i) 80% of the performance unit award upon achievement of 75% of the target, (ii) 100% of the performance unit award upon achievement of 100% of the target and (iii) up to 200% of the performance unit award upon achievement of 130% of the target.

The foregoing descriptions of the terms and conditions of the Performance Unit Award are qualified in their entirety by reference to the complete terms and conditions of the Form of Performance Unit Award Agreement, which will be attached as an Exhibit to the Company’s Report on Form 10-Q for the quarter ended June 30, 2008.

Short-Term Cash Incentive Plan

In addition, the Committee approved, and with regard to the CEO, the Board approved the fiscal 2009 Economic Profit ("EP") short-term cash incentive plan (the "EP Plan"). The Company defines EP as the difference between Adjusted EBITDA less cash taxes and a capital charge of 2% per month on capital employed (defined as the sum of trade accounts receivable, inventory and fixed assets less trade accounts payable to generate such Adjusted EBITDA). For each named executive officers serving as a division president, awards are weighted 75% based on their division’s EP performance and 25% based on the consolidated corporate EP performance of the Company. For corporate named executive officers, awards are based 100% on consolidated corporate EP performance of the Company.

Named executive officers begin accruing credit towards target awards upon achievement of certain thresholds set by the Committee of either (i) the 2008 target EP of that officer’s division, (ii) 80% of actual fiscal 2008 EP for that named executive officer’s division or (iii) 120% of the actual negative EP for that named executive officer’s division (the "Threshold"). The named executive officers can earn an award of 100% of the individual’s award level if the division and the Company achieve a set target (the "Target"). The Target is determined by taking the average of actual fiscal 2008 division EP and target fiscal 2008 division EP, and adding an improvement factor, which is calculated as the greater of 20% of a division's fiscal 2008 Adjusted EBITDA or actual EP.

The named executive officers will achieve an award of 100% of an individual's targeted bonus level if the Company and the named executive officer’s respective division achieve an EP level as defined above. Payment as a percentage of annual base salary at the Target level under this plan for named executive officers, assuming both division and consolidated corporate results achieve the EP Target, are as follows:

Named Executive Officer/(Target)

Gordon A. Ulsh (125%)
E.J. O’Leary (65%)
Mitchell S. Bregman (50%)
Joel M. Campbell (50%)
Phillip A. Damaska (50%)

Performance above or below the Target will result in a proportional payment above or below the target payout. If the results of a named executive officer’s division fall below the Threshold, payout to that named executive officer will be limited to the corporate portion of the EP Plan, assuming the consolidated corporate results reach 80% of the consolidated corporate Target. Eligible named executive officers will begin earning a portion of his or her target award once his or her division reaches the Threshold. The payouts above the Target are uncapped. The Company will not make payments under the EP Plan until completion of the audit of the fiscal 2009 financial statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

May 19, 2008	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President & Chief Financial Officer